                   Report of Independent Auditors on Schedules

The Board of Directors
Modern Woodmen of America

We have audited the statutory-basis financial statements of Modern Woodmen of America (the Society) as of December 31, 2000, and for the year then ended, and have issued our report thereon dated March 16, 2001 (included elsewhere in this Registration Statement). Our audit also included the financial statement schedules as of December 31, 2000 and for the year then ended, listed in Exhibit 3 of this Registration Statement. These schedules are the responsibility of the Society's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                        /s/ Ernst & Young LLP

Des Moines, Iowa
March 16, 2001

                       Schedule I - Summary of Investments
                    Other Than Investments in Related Parties

                             As of December 31, 2000

                                                                                         AMOUNT AT WHICH
                                                                                          SHOWN IN THE
                                                                                          STATEMENT OF
TYPE OF INVESTMENT                                             COST          VALUE     FINANCIAL POSITION
-----------------------------------------------------------------------------------------------------------
                                                                          (IN MILLIONS)
Bonds:
   U.S. Treasury securities and obligations of U.S.
     government corporations and agencies                     $1,045.2      $1,065.9         $1,045.2
   States, municipalities, and political subdivisions             41.6          43.1             41.6
   Foreign governments                                            11.7          11.9             11.7
   Public utilities                                              405.4         406.5            405.4
   All other corporate bonds                                   1,668.0       1,682.9          1,668.0
Mortgage-backed and other asset-backed securities                316.5         320.8            316.5
                                                          -------------------------------------------------
Total bonds                                                    3,488.4       3,531.1          3,488.4

Equity securities:
   Common stocks:
     Public utilities                                             15.6          29.2             29.2
     Banks, trust, and insurance companies                        20.8          51.0             51.0
     Industrial, miscellaneous, and all other                    124.4         355.7            355.7
   Non-redeemable preferred stock                                  9.8          11.4              9.8
                                                          -------------------------------------------------
Total equity securities                                          170.6         447.3            445.7

Mortgage loans                                                   524.9                          524.9
Real estate                                                        3.5                            3.5
Certificateholders' loans                                        182.2                          182.2
Other invested assets                                             28.0                           28.0
                                                          ---------------              --------------------
Total investments                                             $4,397.6                       $4,672.7
                                                          ===============              ====================


SEE ACCOMPANYING REPORT OF INDEPENDENT AUDITORS.

               Schedule III - Supplementary Insurance Information

  As of December 31, 2000, 1999, and 1998, and for Each of the Years Then Ended

                                                                            FUTURE       CONTRACTHOLDER
                                                                            POLICY          AND OTHER
                                                                            BENEFITS    CERTIFICATEHOLDER
                                                                           AND CLAIMS         FUNDS
                                                                        -----------------------------------
                                                                                  (IN MILLIONS)
2000
Life and health insurance                                                   $3,716.8           $40.4

1999
Life and health insurance                                                    3,526.9            40.6

1998
Life and health insurance                                                    3,299.6            40.5

  As of December 31, 2000, 1999, and 1998, and for Each of the Years Then Ended

                                                                             BENEFITS,
                                               PREMIUMS                     CLAIMS, AND
                                              AND OTHER    NET INVESTMENT    SETTLEMENT   OTHER OPERATING
                                            CONSIDERATIONS   INCOME (1)      EXPENSES       EXPENSES (1)
                                           ----------------------------------------------------------------
                                                                    (IN MILLIONS)
2000
Life and health insurance                        $397.3         $310.4          $529.4          $109.7

1999
Life and health insurance                         391.5          291.2           514.0           109.0

1998
Life and health insurance                         354.7          276.7           462.9            96.3

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

SEE ACCOMPANYING REPORT OF INDEPENDENT AUDITORS.

                            Schedule IV - Reinsurance

  As of December 31, 2000, 1999, and 1998, and for Each of the Years Then Ended

                                                                                 CEDED TO
                                                                                   OTHER          NET
                                                                 GROSS AMOUNT    COMPANIES       AMOUNT
                                                                -------------------------------------------
                                                                              (IN MILLIONS)
2000
Life insurance in force                                             $26,608.9     $3,127.8      $23,481.1
                                                                ===========================================
Premiums:
   Life insurance                                                   $   393.0     $    5.0      $   388.0
   Accident and health insurance                                           .4          -               .4
                                                                -------------------------------------------
Total                                                               $   393.4     $    5.0      $   388.4
                                                                ===========================================
1999
Life insurance in force                                             $25,863.1     $2,562.4      $23,300.7
                                                                ===========================================
Premiums:
   Life insurance                                                   $   392.6     $    8.1      $   384.5
   Accident and health insurance                                           .4          -               .4
                                                                -------------------------------------------
Total                                                               $   393.0     $    8.1      $   384.9
                                                                ===========================================
1998
Life insurance in force                                             $24,428.7     $1,685.6      $22,743.1
                                                                ===========================================
Premiums:
   Life insurance                                                   $   348.3     $    3.5      $   344.8
   Accident and health insurance                                           .4          -               .4
                                                                -------------------------------------------
Total                                                               $   348.7     $    3.5      $   345.2
                                                                ===========================================


SEE ACCOMPANYING REPORT OF INDEPENDENT AUDITORS.